UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your vote is needed! Dear Fellow Stockholder, We are pleased to inform you that we are preparing for our upcoming special meeting, which will be held on September 5, 2023. We must successfully complete this year’s special meeting proxy process in advance of the date of the meeting in order not to adjourn the special meeting. Enclosed are the proxy materials, which describe the proposed amendments in detail. Please review them carefully. Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials by calling 1-877-728-4996. Failure to obtain the required votes for all of the proposals will adjourn the company meeting, and will need to be rescheduled until all voting requirements are met. FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL PROXY QUESTIONS? WWW.PROXYVOTE.COM WITHOUT A PROXY CARD WITH A SMARTPHONE VOTE PROCESSING Call 1-877-728-4996 Please have your proxy card Call 1-877-728-4996 Vote by scanning the Mark, sign and date in hand when accessing the Monday to Friday, 9:00 a.m. Quick Response Code or your ballot and return website. There are easy-to-follow to 10:00 p.m. ET to speak “QR Code” on the Proxy it in the postage-paid directions to help you complete with a proxy specialist. Card/VIF enclosed. envelope provided. the electronic voting instruction WITH A PROXY CARD form. Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.